As filed with the Securities and Exchange Commission on March 1, 2019
Registration No. 333-[___]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MARRIOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its Charter)

Delaware	52-2055918
(State or other jurisdiction of incorporation or organization)	(IRS. Employer Identification No.)
10400 Fernwood Road
Bethesda, Maryland 20817
(301) 380-3000
(Address of Principal Executive Offices, Zip Code)

MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN
(Full title of the plan)
Rena Hozore Reiss, Esq.
Executive Vice President and General Counsel
Marriott International, Inc.
Dept. 52/923
10400 Fernwood Road
Bethesda, Maryland 20817
(301) 380-3000
(Name, Address, including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
________________________________ ___
Copy to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Executive Deferred Compensation Plan Obligations
	$150,000,000	100%	$150,000,000	$18,180

(1)
Relates to Executive Deferred Compensation Plan Obligations pursuant to the Marriott International, Inc. Executive Deferred Compensation Plan, as amended. The Executive Deferred Compensation Plan Obligations are unsecured obligations of Marriott International, Inc. (the “Company”) to pay deferred compensation in the future in accordance with the terms of the Company’s Executive Deferred Compensation Plan and are represented by an unfunded and unsecured account (the “Account”) maintained on our books, and rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

(2)	Calculated solely for purposes hereof pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act.

INTRODUCTION
This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Marriott International, Inc., a Delaware corporation (the “Company” or the “Registrant”), and the Marriott International, Inc. Executive Deferred Compensation Plan (the “Deferred Plan”), to register an additional $150,000,000 of unfunded and unsecured obligations (the “Obligations”) of the Company issuable under the Deferred Plan. The Company previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No. 333-161194) on August 10, 2009 registering $150,000,000 worth of Obligations issuable under the Deferred Plan (the “Prior Registration Statement”) and a registration statement on Form S-8 (File No. 333-209587) on February 18, 2016 registering $150,000,000 worth of Obligations issuable under the Deferred Plan.
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 8.	Exhibits.

Exhibit No.	Description	Incorporation by Reference (where a report is indicated below, that document previously has been filed with the SEC and the applicable exhibit is incorporated by reference thereto)

4.1	Restated Certificate of Incorporation of the Company.	Exhibit No. 3(i) to our Form 8-K filed on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws of the Company.	Exhibit No. 3(ii) to our Form 8-K filed on February 14, 2017 (File No. 001-13881).

5.1	Opinion of Rena Hozore Reiss, Esq., on behalf of the Company’s Law Department.	Filed with this report

23.1	Consent of Rena Hozore Reiss, Esq., on behalf of the Company’s Law Department (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Marriott International, Inc.	Filed with this report

24	Powers of Attorney (included on signature page).	Filed with this Report.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on March 1, 2019.

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Bancroft S. Gordon
Bancroft S. Gordon Vice President, Assistant General Counsel and Corporate Secretary
Power of Attorney. Each person whose signature appears below constitutes and appoints Rena Hozore Reiss and Bancroft S. Gordon as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Arne M. Sorenson Arne M. Sorenson	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2019

/s/ Kathleen K. Oberg Kathleen K. Oberg	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	March 1, 2019

/s/ Bao Giang Val Bauduin Bao Giang Val Bauduin	Controller and Chief Accounting Officer (Principal Accounting Officer)	March 1, 2019

/s/ J.W. Marriott, Jr. J.W. Marriott, Jr.	Chairman of the Board	March 1, 2019

/s/ Mary K. Bush Mary K. Bush	Director	March 1, 2019

/s/ Bruce W. Duncan Bruce W. Duncan	Director	March 1, 2019

/s/ Deborah Marriott Harrison Deborah Marriott Harrison	Director	March 1, 2019

/s/ Frederick A. Henderson Frederick A. Henderson	Director	March 1, 2019

/s/ Eric Hippeau Eric Hippeau	Director	March 1, 2019

/s/ Lawrence W. Kellner Lawrence W. Kellner	Director	March 1, 2019

/s/ Debra L. Lee Debra L. Lee	Director	March 1, 2019

/s/ Aylwin B. Lewis Aylwin B. Lewis	Director	March 1, 2019

/s/ George Muñoz George Muñoz	Director	March 1, 2019

/s/ Steven S. Reinemund Steven S. Reinemund	Director	March 1, 2019

/s/ Susan C. Schwab Susan C. Schwab	Director	March 1, 2019